                                                                     EXHIBIT 8.1

                        SUBSIDIARIES OF NETEASE.COM, INC

                                                      Jurisdiction of
Subsidiary                                              Organization    Ownership
---------------------------------------------------   ---------------   ---------
NetEase Information Technology (Beijing) Co., Ltd.        People's         100%
                                                        Republic of
                                                           China

NetEase Information Technology (Shanghai) Co., Ltd.       People's         100%
                                                        Republic of
                                                           China

NetEase Interactive Entertainment Ltd.                 British Virgin      100%
                                                          Islands

NetEase (U.S.) Inc.                                    United States       100%

Guangzhou Boguan Telecommunication Technology             People's         100%
Limited                                                 Republic of
                                                           China

Guangzhou NetEase Interactive Entertainment Limited       People's         100%/1/
                                                        Republic of
                                                           China

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/1/ Indirectly, through our 100% ownership of NetEase Interactive Entertainment
    Ltd.